EXHIBIT 99.3
Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower
Chicago, Illinois 60606

October 8, 2007

Attention: General Counsel’s Office
The Depository Trust Company
55 Water Street, 22nd Floor
New York, NY  10041-0099

Ladies and Gentlemen:

We are legal counsel to Medis Technologies Ltd. (NASDAQ: MDTL) (“Medis”).  Medis has become aware of a discrepancy in the number of shares outstanding of its common stock (CUSIP Number: 58500P107) as reported by the Depository Trust Company (“DTC”) and on the records of American Stock Transfer and Trust Company (“AST”), Medis’ transfer agent.  Specifically, as of September 24, 2007, AST records indicate that DTC should have 21,772,826 shares, while DTC reported to account for 22,471,857 as of such date.

On behalf of our client, we hereby request that DTC perform an accounting regarding the number of shares of Medis common stock currently held in its custody, to determine whether its records reflect the correct number of shares outstanding.

All documents and other information relating to this request should be forwarded to the undersigned at Sonnenschein Nath & Rosenthal LLP, 7800 Sears Tower, Chicago, Illinois, 60606.  Please inform us of all reasonably and standard processing and duplication fees incurred in connection with this request and we will immediately forward them to you.

Please do not hesitate to contact the undersigned should you have any questions.  Thank you in advance for your assistance.

Sincerely, C. Hunter Wiggins